Exhibit 4.4

reNEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

WARRANT TO PURCHASE PREFERRED SHARES

OF

VAPOTHERM, INC.

This Warrant is issued pursuant to the Note and Warrant Purchase Agreement dated March 14, 2012 among the Company and the Investors listed on the Schedule of Investors attached thereto as Exhibit A (the “Purchase Agreement’). Additional rights and obligations of the Holder (as defined below) and the Company are set forth in the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

1.    Issuance. This Warrant is issued to [                    ] (the “Holder”).

2.    Certain Defined Terms. As used herein, the following terms shall have the following respective meanings:

(a)    “Exercise Shares” means the Qualified Financing Securities or Series F Preferred (as defined below) for which this Warrant is exercised or exercisable, as applicable.

(b)    “Qualified Financing Securities” means the preferred equity securities of the Company issued in the Qualified Financing.

(c)    “Termination Date” means March 14, 2022.

(d)    “Warrant Share Amount” means ten percent (10%) of the sum of the aggregate outstanding principal amount of the Notes held by the Holder.

3.    Exercise Price: Number of shares.

3.1.    Subject to the terms and conditions hereinafter set forth, prior to the closing date of the Qualified Financing (the “Closing”), the Holder is entitled to purchase from the Company, at a price per share of $0.48 (the “Exercise Price”), that number of shares of Series F Convertible Preferred Stock (“Series F Preferred”) equal to (a) the Warrant Share Amount divided by (b) the Exercise Price.

3.2.    Subject to the terms and conditions hereinafter set forth, on and after the Closing, the Holder is entitled to purchase from the Company, at the price per share of the Qualified Financing Securities, that number of shares of Qualified Financing Securities equal to (a) the Warrant Share Amount divided by (b) the per-share price of the Qualified Financing Securities.

3.3.    Until such time as this Warrant is exercised in full or expires, the Exercise Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

4.    Exercise of Warrant.

4.1.    The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time prior to the Termination Date, by the surrender of this Warrant and the Notice of Exercise annexed on Exhibit A, duly completed and executed on behalf of the Holder, to the Company, upon payment of the Exercise Price of the shares to be purchased (i) in cash, by check or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, (iii) by a combination of (i) and (ii) or (iv) pursuant to the cashless exercise method described in Section 4.2 below. This Warrant shall expire on the Termination Date.

4.2.    Net Issue Election. The Holder may elect to receive Exercise Shares equal to the value of this Warrant by surrender of this Warrant to the Company, in which event the Company shall issue to the Holder that number of Exercise Shares determined by use of the following formula:

X =	Y(A-B)
A

where	X =	the number of Exercise Shares to be issued;

	Y =	the number of Exercise Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised;

	A =	the Fair Market Value of one Exercise Share for which this Warrant is being exercised (as applicable); and

	B =	the Exercise Price.

If on the date of exercise, the Exercise Shares are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, then notwithstanding anything else contained in the Warrant, the Fair Market Value of one Exercise Share shall be the closing price of one Exercise Share on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the date on which such determination is being made (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of any Exercise Shares of is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Exercise Shares are not listed on such an exchange, quoted on such system or traded on such a market on the date of exercise, the Fair Market Value of the Exercise Shares shall be determined by the Company’s Board of Directors in good faith.

4.3.    Issuance Date; Partial Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Exercise Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company shall deliver to the Holder a certificate or certificates for the number of Exercise Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company shall execute and deliver a new Warrant of like tenor exercisable for the number of Exercise Shares for which this Warrant may then be exercised.

4.4.    Company Covenant. The Company covenants that all securities which may be issued upon exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free of all taxes, liens and charges caused or created by the Company with respect to the issuance thereof and sufficient shares of common stock of the Company shall be reserved for issuance upon conversion of the Exercise Shares.

5.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

6.    Lost Stolen, Destroyed or Mutilated Notes. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company shall issue a new Warrant of like tenor and amount.

7.    Rights of Holder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of any Exercise Shares that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the securities purchasable upon the exercise hereof shall have been issued, as provided herein.

8.    Transfer of Warrant.

8.1.    Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the name and address of the Holder. The Holder may change its address as shown on the Warrant Register by providing notice to the Company requesting such change. Until this Warrant is transferred on the Warrant Register, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

8.2.    Transferability and Nonnegotiabilitv of Warrant. Without the prior written consent of the Company, this Warrant may be transferred by the Holder only to an affiliate, as defined in the Act, a subsidiary or a successor in interest of the Holder. [For purposes of this Section 8.2, Kaiser Foundation Hospitals and The Permanente Federation LLC shall be deemed affiliates of each other.]

9.    Notices.

9.1.    Notices of Adjustment. Whenever the number of Exercise Shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall ensure that the Holder is provided notice in the form of a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Exercise Shares purchasable hereunder after giving effect to such adjustment.

9.2.    Notices of Record Date. In case:

(i)    The Company shall take a record of the holders of the equity securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)    The Company shall propose at any time to merge with or into any other entity, to sell, lease or convey all or substantially all its property or business, to liquidate, dissolve or wind up, or to file a registration statement relating to an initial public offering, then, and in each such case, the Company shall provide to the Holder at least fifteen (15) days’ prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event or the date on which the Company expects to file a registration statement.

9.3.    Manner of Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party pursuant to this Warrant shall be in writing, shall reference this Warrant and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, overnight courier or facsimile transmission, addressed as follows: (a) if to the Company, at Vapotherm, Inc., 198 Log Canoe Circle, Stevensville, Maryland 21666, Attention: President; and (b) if to the Holder, at the address set forth on the Warrant Register; or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Each notice or other communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the fax confirmation sheet or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

10.    Amendments. This Warrant may be amended with the written consent of the Company and Requisite Holders, and without the consent of the Holder, provided, however, that this Warrant may not be modified and the observance of any term may not be waived with respect to the Holder without the written consent of the Holder unless such modification or waiver applies to the express rights and obligations of all holders of Notes in the same manner. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.    Adjustments. The number of Exercise Shares purchasable hereunder are subject to adjustment from time to time as follows:

11.1.    Merger. Sale of Assets, Etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the capital stock of the Company outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, and if, as a part of such reorganization, merger, consolidation, sale or transfer, provisions are made so that the holders of securities are thereafter entitled to receive shares of stock or other securities or property of the successor entity resulting from such reorganization, merger, consolidation, sale or transfer, the Company shall then ensure that the Holder also shall be entitled to shares of stock or other securities or property of the successor entity resulting from such reorganization, consolidation, merger, sale or transfer as if this Warrant had been exercised in full immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 11. The Company represents that the foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other entity which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

11.2.    Reclassification, Etc. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, intends to change any of the Exercise Shares as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, the Company represents that this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Share Amount shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

11.3.    Split Subdivision or Combination of shares. If while this Warrant, or any portion thereof, remains outstanding and unexpired the Company shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Company warrants that the Warrant Share Amount shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

11.4.    Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, holders of Exercise Shares, or any security into which Exercise Shares are convertible, shall have received, or, on or after the record date fixed for the determination of eligible security holders, shall have become entitled to receive, without payment therefor, other or additional securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Exercise Shares receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date thereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.4.

11.5.    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder the certificate described in Section 9.1 above. The Company shall, upon the written request, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth: (i) such adjustments and readjustments and the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

11.6.    No Impairment. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

12.    Severability. If any provision of this Warrant shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Warrant shall not be affected thereby.

13.    Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS. Any claim, cause of action, suit or demand allegedly arising out of or related to this Note, or the relationship of the parties, shall be brought exclusively in the state courts of Maryland or federal courts located in the State of Maryland, and the parties irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue.

14.    Counterparts; Facsimile. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed.

Dated: March 14, 2012	VAPOTHERM, INC.

	By:	/s/ Robert Storey
		Name:	Robert Storey
		Title:	President + CEO

HOLDER

[ ]

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

To: Vapotherm, Inc.

(1)    The undersigned hereby elects to purchase [                ] shares of [                     (type of security)] of Vapotherm, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

(2)    [The undersigned hereby elects to pay the Exercise Price in cash/cancellation of indebtedness pursuant to Section 4.1 of the Warrant.] OR [The undersigned hereby elects to receive shares equal to the value of the Warrant as calculated by the formula set forth in Section 4.2 of the Warrant.]

(3)    In exercising the Warrant, the undersigned hereby confirms and acknowledges that the securities are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned shall not offer, sell, or otherwise dispose of any such securities except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and at the time of such exercise the undersigned shall make all such representations and enter into such other agreements as Vapotherm, Inc. shall deem reasonably necessary to be in compliance with federal and applicable state securities laws.

(4)    Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

Name

(5)    Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

Date	Name

Signature